UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2024

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws
At the Annual Meeting of Stockholders held on May 9, 2024, the stockholders of NMI Holdings, Inc. (the “Company”) approved the amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation to provide for the exculpation of certain officers of the Company against personal liability to the extent permitted by the Delaware General Corporation Law (“DGCL”), as further described in the Company’s 2024 Annual Proxy Statement, filed with the Securities and Exchange Commission on March 28, 2024 (the “Proxy”). On May 9, 2024, the Company filed the Third Amended and Restated Certificate of Incorporation of the Company (the “Third Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware. A copy of the Third Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto and incorporated herein by reference.

On May 9, 2024, the Board of Directors (the “Board”) of the Company approved and adopted amended and restated Bylaws (the “Amended and Restated Bylaws”), effective the same day. The Amended and Restated Bylaws were adopted as part of the Board’s corporate governance policy review and updating process and include amendments to the existing Bylaws that make technical, administrative, modernizing or clarifying changes, including those related to recent amendments to the DGCL, and delete certain obsolete provisions that are no longer operative. This description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.2 hereto and incorporated herein by reference.

On May 9, 2024, the Company filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 250,000 shares of the Company’s Class B Non-Voting Common Stock, without par value (the “Class B Common Stock”). All 250,000 shares of Class B Common Stock were automatically converted into shares of Class A common stock in January 2013. Effective upon filing, pursuant to Section 243 of the DGCL, the Certificate of Retirement reduced the total authorized number of shares of capital stock of the Company by 250,000 shares. Pursuant to the Third Amended and Restated Certificate of Incorporation, the total number of authorized shares of the Company is now 260,000,000, such shares consisting of 250,000,000 shares designated Common Stock, par value $0.01 per share, and 10,000,000 shares designated Preferred Stock, par value $0.01 per share. A copy of the Certificate of Retirement is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders
The Company's Annual Meeting of Stockholders was held on May 9, 2024. On March 12, 2024, the record date for the Annual Meeting, 80,581,172 shares of the Company’s Class A common stock were outstanding and entitled to vote, of which 88.29% were present for purposes of establishing a quorum. At that meeting, stockholders took the actions below with respect to the proposals described in the Proxy.
1.The following directors were elected:

	FOR	WITHHELD	BROKER NON-VOTES
Bradley M. Shuster	64,073,342	4,839,773	2,233,207
Adam S. Pollitzer	67,881,569	1,031,546	2,233,207
Michael Embler	67,496,079	1,417,036	2,233,207
John C. Erickson	68,564,859	348,256	2,233,207
Priya Huskins	67,936,647	976,468	2,233,207
Lynn S. McCreary	67,387,104	1,526,011	2,233,207
Michael Montgomery	67,497,319	1,415,796	2,233,207
Regina L. Muehlhauser	68,542,915	370,200	2,233,207
Steven L. Scheid	65,787,737	3,125,378	2,233,207

2.The advisory vote to approve our executive compensation was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
65,152,120	3,746,588	14,507	2,233,207

3.The ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024 was approved by the following vote:

FOR	AGAINST	ABSTAIN
70,376,238	761,144	8,940

4.The amendment and restatement of our certificate of incorporation to provide exculpation for certain officers as permitted by Delaware law was approved by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
60,978,246	7,906,322	28,547	2,233,207

Item 9.01.          Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.    Description
3.1*    NMI Holdings, Inc., Third Amended and Restated Certificate of Incorporation, as filed May 9, 2024

3.2*    NMI Holdings, Inc., Fifth Amended and Restated Bylaws, effective May 9, 2024

3.3*    NMI Holdings, Inc., Certificate of Retirement of Stock, as filed May 9, 2024

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: May 9, 2024	By:	/s/ William J. Leatherberry
William J. Leatherberry
EVP, Chief Administrative Officer
& General Counsel

3